Exhibit 10.1

Execution Version

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”), dated as of July 2, 2024, is made and entered into by and among Braemar Hotels & Resorts Inc., a Maryland corporation (“Braemar”), Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT”), Ashford Inc., a Nevada corporation and the advisor to Braemar and AHT (“AINC”, and collectively with Braemar, AHT and each of AINC’s, Braemar’s and AHT’s respective Affiliates (as defined below) (including, for the avoidance of doubt, Stirling Hotels and Resorts, Inc.) and any entity advised currently or in the future by AINC, the “Company Group”), Blackwells Capital LLC, a Delaware limited liability company (“Blackwells Capital”), Blackwells Onshore I LLC, a Delaware limited liability company (“Blackwells Onshore”), Blackwells Holding Co. LLC, a Delaware limited liability company (“Blackwells Holdings”), Vandewater Capital Holdings, LLC, a Delaware limited liability company (“Vandewater”), Blackwells Asset Management LLC, a Delaware limited liability company (“Blackwells Asset Management”), BW Coinvest Management I LLC, a Delaware limited liability company (“BW Coinvest”), and Jason Aintabi (collectively, with Blackwells Capital, Blackwells Onshore, Blackwells Holdings, Vandewater, Blackwells Asset Management, and BW Coinvest, the “Blackwells Parties” and, each of the members of the Company Group and the Blackwells Parties a “Party” to this Agreement and collectively, the “Parties”).

WHEREAS, certain of the Blackwells Parties (i) submitted a notice to Braemar on March 10, 2024 purporting to nominate four director candidates to be elected to the board of directors of Braemar and make certain other proposals (the “Nomination Notice”) at Braemar’s 2024 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Braemar 2024 Annual Meeting”) and (ii) filed with the Securities and Exchange Commission (“Commission” or “SEC”) on April 3, 2024 a definitive proxy statement on Schedule 14A (the “Blackwells Braemar Proxy Statement”) to solicit proxies from stockholders of Braemar to vote in favor of the Blackwells Parties’ director nominees and such proposals;

WHEREAS, Braemar and Blackwells Capital and certain of their respective related parties are parties in a consolidated action pending in the U.S. District Court for the Northern District of Texas captioned Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC, Blackwells Onshore I, LLC, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy, and Steven J. Pully v. Braemar Hotels & Resorts Inc., Montgomery J. Bennett, Stefani Danielle Carter, Richard J. Stockton, Kenneth H. Fearn, Jr., Abteen Vaziri, Mary Candace Evans, Matthew D. Rinaldi, and Rebeca Odino-Johnson, Civil Action No. 3:24-CV-707-L (Consolidated with 3:24-CV-894-L) (N.D. Tex.) (the “Consolidated Litigation”); and

WHEREAS, (i) the Blackwell Parties wish to withdraw the Nomination Notice and the Blackwells Braemar Proxy Statement and (ii) the Parties wish to settle the Consolidated Litigation and enter into the agreements set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.              Withdrawal of Nomination Notice and Blackwells Braemar Proxy Statement; Websites; Voting Agreements; Board Matters.

(a)            Withdrawal of Nomination Notice and Blackwells Braemar Proxy Statement. The Blackwells Parties, on behalf of themselves and their Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby (i) irrevocably withdraw, with this Agreement constituting sufficient and conclusive evidence of such withdrawal, the Nomination Notice and the Blackwells Braemar Proxy Statement, as well as the director nominations and the proposals set forth therein, and any related materials or notices submitted to Braemar in connection therewith or related thereto with respect to the Braemar 2024 Annual Meeting (collectively, the “Blackwells Nominations and Proposals”), and (ii) agree to abstain from taking any further action to pursue the Blackwells Nominations and Proposals or other action related to the Braemar 2024 Annual Meeting (other than in accordance with this Agreement). Each Blackwells Party hereby (w) further agrees that it will, and that it will cause its Affiliates and its and their respective Representatives acting on their behalf to, (i) immediately cease any and all solicitation efforts in connection with the Braemar 2024 Annual Meeting, (ii) promptly following entry into this Agreement (and in any event within two (2) business days thereafter), deliver to Braemar any proxies that have been received prior to the date of this Agreement by or on behalf of Blackwells or any of its Affiliates with respect to the Braemar 2024 Annual Meeting and (iii) promptly (and in any event within two (2) business days (A) after the entry into this Agreement and (B) prior to the date of the Annual Meeting) deliver to Braemar any proxies that are received from and after the date of this Agreement by or on behalf of any Blackwells Party or any of its Affiliates with respect to the Braemar 2024 Annual Meeting, (x) acknowledges and agrees that no proxies that have been or may be received by or on behalf of any Blackwells Party or any of its Affiliates with respect to the Blackwells Nominations and Proposals will be voted in light of the irrevocable withdrawal by the Blackwells Parties of the Blackwells Nominations and Proposals pursuant to the foregoing subclause (i), (y) irrevocably withdraws and terminates all requests for stockholder list materials and other books and records of Braemar pursuant to statutory or regulatory provisions providing for stockholder access to books and records, including, without limitation, pursuant to Rule 14a-7 under the Exchange Act and (z) irrevocably withdraws and terminates all requests for action by or demands on the board of directors of Braemar. For the purposes of this Agreement, “Representatives” of a Party means such Party’s Affiliates and its and their respective officers, directors, employees, agents, advisors (including financial advisors, counsel, accountants, consultants, investment bankers and other professional advisors).

(b)            Withdrawal of Demands on the Board of Directors of AHT and Other Members of the Company Group. The Blackwells Parties, on behalf of themselves and their Affiliates and Associates, hereby irrevocably withdraw and terminate all requests for action by or demands on the board of directors of AHT and other members of the Company Group.

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(c)            Withdrawal of Document Preservation Notices Delivered to Third Parties Relating to members of the Company Group. The Blackwells Parties, on behalf of themselves and their Affiliates and Associates, will promptly after the execution hereof withdraw in writing any document preservation notices delivered to third parties in connection with previously contemplated potential litigation against any member of the Company Group, including without limitation the document preservation notice delivered by any of the Blackwells Parties or their Affiliates and Associates to JRK Torrey Pines Hotel Owner LLC or its Affiliates.

(d)            Websites and Social Media.

(i)             Each Blackwells Party shall, and shall cause its Affiliates and Representatives to, promptly (and in any event within twenty-four (24) hours after entry into this Agreement), disable (and not permit to be re-enabled during the Standstill Period (as defined below)) the website “https://nomoremonty.com/”, the website “https://montymustgo.com” and any other website(s) it directly or indirectly maintains, and delete or disable any other social media posts and accounts over which it has control (including, without limitation, (A) https://x.com/nomoremonty, (B) https://www.instagram.com/no_more_monty/ and (C) any other posts made to any other accounts on LinkedIn, Facebook, Instagram, TikTok, Snapchat, X (formerly known as Twitter) and YouTube), in each case with respect to its prior solicitation efforts and/or campaigns or otherwise with respect to (X) the Braemar 2024 Annual Meeting, (Y) AHT’s 2024 Annual Meeting of Stockholders or (Z) any member of the Company Group.

(ii)            Each member of the Company Group shall, and shall cause its Affiliates and Representatives to, promptly (and in any event within twenty-four (24) hours after entry into this Agreement) disable (and not permit to be re-enabled during the Standstill Period) the website https://www.ExpelBlackwells.com/ and any other website(s) it directly or indirectly maintains, and delete or disable any other social media posts and accounts over which it has control (including, without limitation, (A) https://x.com/ExpelBlackwells, (B) https://www.linkedin.com/company/expel-blackwells/, (C) https://www.instagram.com/expelblackwells/ and (D) any other posts made to any other accounts on LinkedIn, Facebook, Instagram, TikTok, Snapchat, X (formerly known as Twitter) and YouTube), in each case with respect to its prior solicitation efforts and/or campaigns or otherwise with respect to (X) the Braemar 2024 Annual Meeting of Stockholders, (Y) the AHT 2024 Annual Meeting of Stockholders or (Z) any Blackwells Party.

(e)            Voting Agreements.

(i)             Each Blackwells Party agrees that it will, subject to waiver in whole or in part by the relevant member of the Company Group in its sole discretion, (A) appear in person or by proxy at any annual meeting of stockholders of any member of the Company Group (including, without limitation, the Braemar 2024 Annual Meeting) or special meeting of stockholders of any member of the Company Group held during the Standstill Period and vote all securities of the relevant member of the Company Group then Beneficially Owned (as defined below) by such Blackwells Party (including, for the avoidance of doubt, any shares of common stock of Braemar acquired prior to, on or after the date hereof up to the 9.8% limit set forth in Section 3(j)) in accordance with the recommendation of the board of directors of such member of the Company Group on any proposals considered at such meeting, and (B) deliver consents or consent revocations in any action by written consent by stockholders of any member of the Company Group during the Standstill Period in accordance with the recommendation of the board of directors of such relevant member of the Company Group.

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(ii)            Upon the request of any member of the Company Group, as applicable, each Blackwells Party shall provide reasonable evidence that it has complied with the requirements of subclause (d)(i) above with respect to any annual or special meeting of any member of the Company Group held during the Standstill Period.

(iii)            During the Standstill Period and upon the request of any member of the Company Group, as applicable, each Blackwells Party agrees to solicit proxies or written consents, or assist in the solicitation of proxies or written consents, in accordance with the recommendation of the board of directors of such member of the Company Group with respect to any proposals to be considered or acted upon by written consent, or by vote at any annual or special meeting of stockholders, of such member of the Company Group; provided that each Blackwells Party, in connection with such solicitation or assistance in solicitation, is insured under the applicable insurance policies of such member of the Company Group to the same extent as such member of the Company Group is insured (it being understood that the Blackwells Parties shall reasonably cooperate with such member of the Company Group in order to have such Blackwells Parties named as “additional insureds” under such member of the Company Group’s applicable insurance policies).

(f)             Irrevocable Proxy.

(i)              In the event that, and subject to, the Blackwells Parties failing to comply with the terms of Section 1(e)(i), the Blackwells Parties hereby irrevocably appoint the relevant member of the Company Group, as applicable, as the sole and exclusive attorney-in-fact and proxy of the Blackwells Parties, with full power of substitution, to vote at any annual or special meeting of stockholders of such member of the Company Group held during the Standstill Period (including, without limitation, the Braemar 2024 Annual Meeting), all of the shares of capital stock of such member of the Company Group that now are or hereafter may be owned by the Blackwells Parties in accordance with the terms of Section 1(e)(i) (provided that the Company shall provide Blackwells Capital prompt written notice of any such failure of the Blackwells Parties to comply with the terms of Section 1(e)(i) and shall provide the Blackwells Parties with reasonable opportunity under the circumstances to cure any such failure);

(ii)             Upon each Blackwells Party’s execution of this Agreement, any and all prior proxies given by such Blackwells Party with respect to any capital stock of any member of the Company Group are hereby revoked and such Blackwells Party agrees not to grant any subsequent proxies with respect to the capital stock of any member of the Company Group with respect to any proposed action by written consent or any vote at any annual or special meeting of stockholders of any member of the Company Group held during the Standstill Period (including, without limitation, the Braemar 2024 Annual Meeting); and

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(iii)           The proxy granted by this Section 1(f) is coupled with an interest, is irrevocable and is granted for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

(g)            Board Matters. Promptly following the execution and delivery of this Agreement, the board of directors of Braemar and all applicable committees of the board of directors of Braemar shall take steps to identify and select one (1) additional individual (the “Additional Board Member”) to be appointed to serve as a member of the board who shall qualify as “independent” as defined by Section 303A.02 of the New York Stock Exchange’s Listed Company Manual and whose qualifications shall be reviewed and approved by the Nominating and Corporate Governance Committee of the board of directors of Braemar to serve as a member of the board of directors of Braemar. The board of directors of Braemar shall promptly notify Blackwells Capital of its selection of the Additional Board Member and shall consider any input Blackwells Capital may have with respect to the Additional Board Member. Upon selecting the Additional Board Member, the board of directors of Braemar and all applicable committees of the board of directors of Braemar shall promptly take all necessary actions to increase the size of the such board’s membership by one (1) and appoint the Additional Board Member as a member of the board of directors of Braemar with a term expiring at Braemar’s 2025 Annual Meeting of Stockholders or until such Additional Board Member’s earlier resignation or removal.

2.              Litigation.

(a)            Dismissal with Prejudice of Consolidated Litigation. Within one (1) business day of the execution of this Agreement, Braemar shall file with the United States District Court for the Northern District of Texas an executed Stipulation of Voluntary Dismissal (the “Stipulation”), with prejudice, with respect to the Consolidated Litigation, the form of which Stipulation is attached hereto as Exhibit A.

(b)            Legal Expense Reimbursement. Concurrently upon execution of this Agreement, Braemar shall reimburse Blackwells Capital or its designated Affiliate, in the amount previously agreed by the Parties and in accordance with wire instructions provided to Braemar prior to the date hereof by Blackwells Capital or its designated Affiliate, for the Blackwells Parties’ reasonable attorneys’ fees and expenses incurred on or prior to the date of this Agreement in connection with the Consolidated Litigation and related matters.

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(c)            Release and Covenant Not to Sue.

(i)             SUBJECT TO THE FILING OF THE STIPULATION AND THE PAYMENT OF THE LEGAL EXPENSE REIMBURSEMENT SET FORTH IN SECTION 2(b), EACH OF THE BLACKWELLS PARTIES DO FOR THEMSELVES AND EACH OF THEIR RESPECTIVE AFFILIATES, PARENTS, SUBSIDIARIES, DIVISIONS, PARTNERS, DIRECTORS, OFFICERS, TRUSTEES, STOCKHOLDERS, MEMBERS, HEIRS, SUCCESSORS AND ASSIGNS, IF ANY (COLLECTIVELY, THE “BLACKWELLS RELEASING PARTIES”), RELEASE WITH PREJUDICE AND ABSOLUTELY FOREVER DISCHARGE BRAEMAR AND EACH OF THE OTHER MEMBERS OF THE COMPANY GROUP, AND EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE PRESENT AND FORMER OFFICERS, DIRECTORS, TRUSTEES, STOCKHOLDERS, PARTNERS, EMPLOYEES, ADVISORS, AGENTS, INSURERS, ATTORNEYS, LEGAL REPRESENTATIVES, CONSULTANTS, MEMBERS, ADMINISTRATORS AND REPRESENTATIVES, AND EACH OF THEIR RESPECTIVE AFFILIATES (INCLUDING FOR THE AVOIDANCE OF DOUBT THE DALLAS EXPRESS) (THE “COMPANY GROUP RELEASED PARTIES”) FROM AND AGAINST ALL COMPANY GROUP RELEASED MATTERS. “COMPANY GROUP RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, ACCRUED OR UNACCRUED, SUSPECTED OR UNSUSPECTED, AT LAW OR EQUITY, WHETHER UNDER STATUTE, RULE, REGULATION, OR COMMON LAW, THAT ANY BLACKWELLS RELEASING PARTY NOW HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTION OR INACTION BY OR WITH RESPECT TO ANY OF THE COMPANY GROUP RELEASED PARTIES OR ANY OF THEIR RESPECTIVE AFFAIRS ON OR BEFORE THE EFFECTIVE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY ALLEGATIONS OR CLAIMS RELATING IN ANY WAY TO THE CONSOLIDATED LITIGATION; PROVIDED THAT COMPANY GROUP RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT OF THE BLACKWELLS PARTIES CONTAINED IN THIS AGREEMENT. IT IS THE INTENTION OF EACH PERSON IN EXECUTING THIS RELEASE THAT THE RELEASE CONTAINED IN THIS SECTION 2(c)(i) SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL COMPANY GROUP RELEASED MATTERS AND THE FINAL RESOLUTION BY THE COMPANY GROUP RELEASED PARTIES OF ALL COMPANY GROUP RELEASED MATTERS. EACH BLACKWELLS RELEASING PARTY HEREBY REPRESENTS TO THE COMPANY GROUP RELEASED PARTIES THAT SUCH BLACKWELLS RELEASING PARTY HAS NOT VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY COMPANY GROUP RELEASED MATTERS AND THAT NO PERSON OTHER THAN SUCH BLACKWELLS RELEASING PARTY HAS ANY INTEREST IN ANY COMPANY GROUP RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY THE BLACKWELLS RELEASING PARTIES. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 2(c)(i) SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 2(c)(i) WHICH SHALL REMAIN IN FULL FORCE AND EFFECT. NOTHING IN THIS SECTION 2(c)(i) SHALL PREVENT ANY PARTY FROM ENFORCING THE TERMS OF THIS AGREEMENT.

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(ii)            SUBJECT TO THE FILING OF THE STIPULATION, EACH OF BRAEMAR AND THE OTHER MEMBERS OF THE COMPANY GROUP DO FOR THEMSELVES AND EACH OF THEIR RESPECTIVE AFFILIATES, PARENTS, SUBSIDIARIES, DIVISIONS, PARTNERS, DIRECTORS, OFFICERS, TRUSTEES, STOCKHOLDERS, MEMBERS, HEIRS, SUCCESSORS AND ASSIGNS, IF ANY (COLLECTIVELY, THE “COMPANY GROUP RELEASING PARTIES”), RELEASE WITH PREJUDICE AND ABSOLUTELY FOREVER DISCHARGE THE BLACKWELLS PARTIES AND EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE PRESENT AND FORMER OFFICERS, DIRECTORS, TRUSTEES, STOCKHOLDERS, PARTNERS, EMPLOYEES, ADVISORS, AGENTS, INSURERS, ATTORNEYS, LEGAL REPRESENTATIVES, CONSULTANTS, MEMBERS, ADMINISTRATORS AND REPRESENTATIVES, AND EACH OF THEIR RESPECTIVE AFFILIATES (THE “BLACKWELLS RELEASED PARTIES”) FROM AND AGAINST ALL BLACKWELLS RELEASED MATTERS. “BLACKWELLS RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, ACCRUED OR UNACCRUED, SUSPECTED OR UNSUSPECTED, AT LAW OR EQUITY, WHETHER UNDER STATUTE, RULE, REGULATION, OR COMMON LAW, THAT ANY COMPANY GROUP PARTY NOW HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTION OR INACTION BY OR WITH RESPECT TO ANY OF THE BLACKWELLS RELEASED PARTIES OR ANY OF THEIR RESPECTIVE AFFAIRS ON OR BEFORE THE EFFECTIVE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY ALLEGATIONS OR CLAIMS RELATING IN ANY WAY TO THE CONSOLIDATED LITIGATION; PROVIDED THAT BLACKWELLS RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT OF BRAEMAR OR ANY OTHER COMPANY GROUP RELEASING PARTY CONTAINED IN THIS AGREEMENT. IT IS THE INTENTION OF EACH PERSON IN EXECUTING THIS RELEASE THAT THE RELEASE CONTAINED IN THIS SECTION 2(c)(ii) SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL BLACKWELLS RELEASED MATTERS AND THE FINAL RESOLUTION BY THE BLACKWELLS RELEASED PARTIES OF ALL BLACKWELLS RELEASED MATTERS. EACH COMPANY GROUP RELEASING PARTY HEREBY REPRESENTS TO THE BLACKWELLS RELEASED PARTIES THAT SUCH COMPANY GROUP RELEASING PARTY HAS NOT VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY BLACKWELLS RELEASED MATTERS AND THAT NO PERSON OTHER THAN SUCH COMPANY GROUP RELEASING PARTY HAS ANY INTEREST IN ANY BLACKWELLS RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY THE COMPANY GROUP RELEASING PARTIES. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 2(c)(ii) SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 2(c)(ii) WHICH SHALL REMAIN IN FULL FORCE AND EFFECT. NOTHING IN THIS SECTION 2(c)(ii) SHALL PREVENT ANY PARTY FROM ENFORCING THE TERMS OF THIS AGREEMENT.

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3.              Standstill. From and after the execution of this Agreement until and through July 2, 2034 (such period, the “Standstill Period”), none of the Blackwells Parties shall, directly or indirectly, and each of the Blackwells Parties agrees not to, directly or indirectly, or otherwise cause any of Representatives acting on its behalf or any of its Affiliates and Associates to, directly or indirectly, in any manner, alone or in concert with others, with respect to any member of the Company Group:

(a)            engage in, or encourage, assist, support, advise or facilitate, directly or indirectly, any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to any Securities of any member the Company Group (as used in this Agreement, the term “Securities of any member of the Company Group” shall mean any securities of any member of the Company Group, including but not limited to the common stock, preferred stock, or any securities convertible or exchangeable into or exercisable for any such securities or any derivatives thereof);

(b)            encourage, influence, advise, form, join or in any way participate in any “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to Securities of any member of the Company Group (provided, however, that, for the avoidance of doubt, the filing of a Schedule 13D or any amendments thereto upon the acquisition of Braemar common stock by any member of the Blackwells Parties (i) pursuant to that certain Share Ownership Agreement dated the date of this Agreement or (ii) prior to, on or after the date hereof up to the 9.8% limit set forth in Section 3(j) shall not per se constitute a violation of this Section 3(b));

(c)            deposit any shares of Securities of any member of the Company Group in any voting trust or subject any Securities of any member of the Company Group to any arrangement or agreement with respect to the voting of any Securities of any member of the Company Group, other than as set forth Section 1 of this Agreement;

(d)            seek, or encourage any Person (as defined below), to submit nominations in furtherance of a Contested Solicitation (as defined below) for the election or removal of directors with respect to any member of the Company Group or seek, encourage or take any other action with respect to such election or removal of any directors;

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(e)            (i) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of any member of the Company Group or in connection with a consent solicitation, (ii) make any offer or proposal (with or without conditions) with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving any member of the Company Group or that would cause or result in a class of any Securities of any member of the Company Group to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (iii) solicit a third party to make an offer or proposal (with or without conditions) with respect to, or in any way assist, facilitate, support or encourage, or pay or subsidize the expenses of, or otherwise finance any third party in making an offer or proposal with respect to, any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving any member of the Company Group or that would cause or result in a class of any Securities of any member of the Company Group to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (iv) comment on any third party proposal regarding any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to any member of the Company Group or other transaction that would cause or result in a class of any Securities of any member of the Company Group to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (v) call or seek to call a special meeting of stockholders of any member of the Company Group, including by written consent, or (vi) take any action in support of or make any proposal or request that relates to amendments or modifications to the certificate of incorporation, bylaws or advisory agreement of any member of the Company Group;

(f)            sell, or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, any Securities of any member of the Company Group to any third party that (i) has filed a Schedule 13D, (ii) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the three (3) years prior to the time of such sale or agreement to sell or (iii) will as a result of the transaction have Beneficial Ownership (as defined below) of more than five percent (5%) of any outstanding series or class of Securities of any member of the Company Group; provided that notwithstanding the foregoing, the Blackwells Parties may sell Securities of any member of the Company Group through sale transactions on the New York Stock Exchange (“NYSE”) or through a broker or dealer where the identity of the purchaser is not known;

(g)            (i) seek representation on the board of directors of any member of the Company Group, (ii) seek the removal of any member of the board of directors of any member of the Company Group, (iii) make a request for any stockholder list or other books and records of any member of the Company Group, whether pursuant to Rule 14d-5 or Rule 14a-7 of the Exchange Act, Section 2-512 or Section 2-513 of the Maryland General Corporation Law, Section 257 of Chapter 78 of Nevada Revised Statutes, Section 1315 of the New York Business Corporation Law or otherwise, or make any application to a court or other Person for inspection, investigation or examination of any member of the Company Group or their respective subsidiaries or Affiliates or (iv) make any demands, objections, proposals or recommendations to any member of the Company Group or any member of the board of directors or management of any member of the Company Group in its capacity as a stockholder, on behalf of any member of the Company Group in a stockholder derivative capacity, or otherwise;

(h)            institute, solicit or join, as a party, any litigation, arbitration or other proceeding (including any derivative action) against any member of the Company Group or any of their respective future, current or former directors or officers or employees in their capacity as a director or officer or employee of such member of the Company Group; provided that nothing shall prevent the Blackwells Parties from bringing litigation to enforce the provisions of this Agreement;

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(i)             exercise, or seek to advise, encourage, support or influence any Person with respect to the exercise of, any rights as a holder of preferred stock of any member of the Company Group to elect additional directors of any member of the Company Group, including, without limitation, recommending potential directors or seeking representation on the board of directors, or communicating with other holders of preferred stock in connection with such effort to elect additional directors;

(j)             acquire, offer, seek or propose to acquire, agree to acquire, or announce any intention to acquire, directly or indirectly, whether by purchase, tender or exchange offer or otherwise, through the acquisition of control of another Person or by joining a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules of the SEC promulgated thereunder), Beneficial Ownership of any outstanding series or class of any Securities of any member of the Company Group other than common stock of Braemar constituting in the aggregate no greater than 9.8% of the total then-issued and outstanding common stock of Braemar;

(k)            seek to advise, encourage, support or influence any Person with respect to the voting or disposition of any Securities of any member of the Company Group at any annual or special meeting of stockholders or in connection with any consent solicitation, including for the avoidance of doubt by issuing any public statement criticizing or otherwise commenting upon (i) any proposal to be considered at an annual or special meeting of stockholders of any member of the Company Group or (ii) the recommendation of the board of directors of such member of the Company Group with respect thereto;

(l)             otherwise, acting alone or in concert with others, seek to control or influence the management, strategies, governance, policies or any other aspect of any member of the Company Group;

(m)           authorize, solicit, pay or subsidize any third party to perform, act in concert with another Person to, commit to, or agree in writing or otherwise to do, advise, assist or encourage any Person in connection with, or enter into any discussions, negotiations, arrangements or understandings with any Person with respect to, any act prohibited in this Section 3;

(n)            take any action which would cause or require any member of the Company Group to make public disclosure regarding any of the foregoing or make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any member of the Company Group;

(o)            disclose any intention, plan or arrangement inconsistent with the restrictions set forth in this Section 3; or

(p)            contest the validity of, or publicly request any waiver of, the obligations set forth in this Section 3.

As used in this Agreement: (i) the term “Beneficial Owner” shall have the same meaning as set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act, except that a Person will also be deemed to beneficially own (A) all Securities of any member of the Company Group which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (B) all Securities of any member of the Company Group in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Securities of any member of the Company Group (and the terms “Beneficial Ownership” and “Beneficially Own” shall have a correlative meaning); (ii) the term “Contested Solicitation” shall mean any solicitation for the election of directors subject to Rule 14a-12(c) promulgated by the Commission under the Exchange Act; and (iii) the terms “Person” or “Persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or chapter or other division thereof, organization or other entity of any kind or nature.

10

4.            Representations and Warranties of Members of the Company Group. Each member of the Company Group represents and warrants to the Blackwells Parties that (a) such member of the Company Group has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by such member of the Company Group, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of such member of the Company Group, and is enforceable against such member of the Company Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by such member of the Company Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such member of the Company Group, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or agreement, contract, commitment, understanding or arrangement to which such member of the Company Group is a party or by which it is bound.

5.            Representations and Warranties of the Blackwells Parties. Each of the Blackwells Parties represents and warrants to the members of the Company Group that: (a) the authorized signatory of such party set forth under such Blackwells Party’s name on the signature pages hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Blackwells Party thereto, (b) this Agreement has been duly authorized, executed and delivered by such Blackwells Party, and assuming due execution by each counterparty hereto, is a valid and binding obligation of such Blackwells Party, enforceable against such Blackwells Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Blackwells Party as currently in effect, (d) the execution, delivery and performance of this Agreement by such Blackwells Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Blackwells Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Blackwells Party is a party or by which it is bound, (e) as of the date of this Agreement, the Blackwells Parties (i) are deemed to Beneficially Own 1,208,776 shares of common stock (including 250,000 shares of common stock underlying options exercisable by the Blackwells Parties on October 18, 2024), (ii) do not currently Beneficially Own any shares of Series E redeemable preferred stock, and (iii) do not currently Beneficially Own any shares of Series M redeemable preferred stock of Braemar, (f) as of the date of this Agreement, the Blackwells Parties are deemed to Beneficially Own 1,000 shares of common stock of AHT and (g) as of the date hereof, and except as set forth in clauses (e) and (f) above, such Blackwells Parties do not currently Beneficially Own or have, and do not currently have any right to acquire, any interest in any securities or assets of any member of the Company Group (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of a member of the Company Group, including, without limitation, any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of common stock or any other securities of any member of the Company Group, whether or not any of the foregoing in this subclause (g) would give rise to Beneficial Ownership, and whether or not to be settled by delivery of shares of common stock or any other class or series of the securities of any member of the Company Group, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

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6.            Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or, if earlier, until such time as another Party or any of its agents, subsidiaries, Affiliates, successors, assigns, partners, members, officers, key employees or directors shall have breached this Section 6, neither it nor any of its respective agents, subsidiaries, Affiliates, successors, assigns, members, officers, key employees or directors shall in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander any other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), directors (including any current officer or director of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement and, for the avoidance of doubt, the Additional Board Member), employees, stockholders, agents, attorneys or representatives or the members of the Company Group, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, Affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees (or former employees), stockholders, agents, attorneys or representatives or members of the Company Group.

7.            Public Announcements. Promptly following the execution of this Agreement, Braemar shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B.

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8.              SEC Filings.

(a)            No later than two (2) business days following the execution of this Agreement, Braemar shall file a Current Report on Form 8-K with the SEC reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto (the “Form 8-K”). Braemar shall provide the Blackwells Parties with a reasonable opportunity to review and comment on the Form 8-K prior to its filing with the SEC and consider in good faith any comments of the Blackwells Parties.

(b)            The Blackwells Parties shall not, during the Standstill Period, (i) issue a press release in connection with this Agreement or any of the actions contemplated hereby or (ii) otherwise make any public statement, disclosure or announcement with respect to this Agreement or any of the actions contemplated hereby, in each case, that is inconsistent with the statements and disclosures set forth in the Form 8-K or in the Press Release, except as required by law or the rules or regulations of any governmental or regulatory authority (including, for the avoidance of doubt, any filing(s) made by the Blackwells Parties, or members thereof, on Schedule 13D (including any amendments made thereto, the “Blackwells Schedule 13D”)) or applicable stock exchange listing rules or with the prior written consent of Braemar; provided, however, that in the event the Blackwells Parties file the Blackwells Schedule 13D, the Blackwells Parties shall provide Braemar with a reasonable opportunity to review and comment on the initial Blackwells Schedule 13D prior to its filing with the SEC and consider in good faith any comments of Braemar.

9.              Specific Performance. Each of the Blackwells Parties and the members of the Company Group acknowledge and agree that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Blackwells Parties, on the one hand, and the members of the Company Group, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and each Party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 9 is not the exclusive remedy for any violation of this Agreement.

13

10.            Notice. All notices, consents, determinations, waivers or other communications required or permitted to be given or made under the terms of this Agreement must be in writing and will be deemed to have been duly delivered or made: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by electronic mail or facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be (or such other address or facsimile for a party hereto as shall be specified in a notice given in accordance with this Section 10):

If to a member of the Company Group, to:

Braemar Hotels & Resorts Inc. 14185 Dallas Parkway Suite 1200 Dallas, Texas 75254
Attention:	Alex Rose
Facsimile No.:	(972) 392-1929
Email:	arose@ashfordinc.com

With a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, NY 10281
Attention:	Richard M. Brand Gregory P. Patti, Jr.
Facsimile No.:	(212) 504-6666
Email:	richard.brand@cwt.com
greg.patti@cwt.com

If to any of the Blackwells Parties, to:

c/o Blackwells Capital LLC 400 Park Avenue, 4th Floor New York, NY 10022
Attention:	Jason Aintabi
Facsimile No.:	212-792-6097
Email:	jaintabi@blackwellscap.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, NY 10036
Attention:	Lawrence S. Elbaum
Facsimile No.:	(917) 849-5379
Email:	lelbaum@velaw.com
Attention:	C. Patrick Gadson
Facsimile No.:	(917) 849-5386
Email:	pgadson@velaw.com

14

11.            Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by, and construed in accordance with, the laws of the State of Texas without giving effect to the choice of law or conflict of law principles thereof that would result in the application of the laws of another jurisdiction.

12.            Jurisdiction. Each of the Parties irrevocably agrees that any suit, claim, action or proceeding relating to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment relating to this Agreement and the rights and obligations arising hereunder brought by the other Parties hereto or their respective successors or permitted assigns, shall be brought and determined exclusively in the federal courts of the United States located in the Northern District of Texas or, if such court does not have jurisdiction, the Courts of the State of Texas, or any other court of competent jurisdiction located in the State of Texas. Each of the Parties hereby irrevocably submits with regard to any such suit, claim, action or proceeding for themselves and in respect of their property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that they will not bring any suit, claim, action or proceeding relating to this Agreement in any court other than the aforesaid courts. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Texas for the purpose of any suit, claim, action or proceeding, directly or indirectly, relating to this Agreement brought by any Party hereto, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 10, (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such suit, claim, action or proceeding, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such suit, claim, action or proceeding is not subject to the subject matter jurisdiction of at least one of the aforesaid courts, (ii) its property is exempt or immune from attachment or execution in the State of Texas, (iii) such suit, claim, action or proceeding in such aforesaid courts is brought in an inconvenient forum, (iv) the venue of such suit, claim, action or proceeding is improper, or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the aforesaid courts; and (d) agrees not to move to transfer any such suit, claim, action or proceeding to a court other than any of the aforesaid courts.

13.            Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.            Entire Agreement. This Agreement (including its Exhibits) constitutes the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties hereto with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth herein.

15

15.            Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.            Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

17.            Remedies. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or equity.

18.            Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to a “day” or “days” (other than references to “business days”) are to calendar days. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a person are also to its successors and permitted assigns. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified, supplemented or replaced. All references in this Agreement to “$,” USD or Dollars shall refer to United States dollars, unless otherwise specified.

19.            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

20.            Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by each of the Parties hereto.

21.            Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall be responsible for its own fees, costs and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the obligations contemplated hereby, including any attorneys’ fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing.

22.            Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable by the Parties hereto and the respective successors, heirs, executors, legal representatives and permitted assigns of the Parties, and inure to the benefit of any successor, heir, executor, legal representative or permitted assign of any of the Parties.

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23.            No Third-Party Beneficiaries. The representations, warranties and agreements of the Parties contained herein are intended solely for the benefit of the Party hereto to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other Person, and no such other Person shall be entitled to rely thereon.

24.            Counterparts. This Agreement and any amendments hereto may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first written above by its duly authorized representative(s).

Braemar Hotels & Resorts Inc.

By:	/s/ Richard J. Stockton
	Name:	Richard J. Stockton
	Title:	Chief Executive Officer and President

Ashford Hospitality Trust, Inc.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President, General Counsel and Secretary

Ashford Inc.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President, General Counsel and Secretary

[Signature page to Cooperation Agreement]

Blackwells Capital LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	Chief Investment Officer

Blackwells Onshore I LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	President and Secretary

Blackwells Holding Co. LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	Chief Executive Officer, President and Secretary

Vandewater Capital Holdings, LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	President and Secretary

Blackwells Asset Management LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	Chief Executive Officer, President and Secretary

BW Coinvest Management I LLC

By:	/s/ Jason Aintabi
	Name:	Jason Aintabi
	Title:	President and Secretary

Jason Aintabi

/s/ Jason Aintabi

EXHIBIT A

UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

BRAEMAR HOTELS & RESORTS INC., Plaintiff, v. BLACKWELLS CAPITAL LLC, ET AL., Defendants.	Civil Action No. 3:24-cv-707-L Consolidated with: Civil Action No. 3:24-cv-894-L

JOINT STIPULATION OF VOLUNTARY DISMISSAL

Pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii), all parties to this consolidated action, Braemar Hotels & Resorts Inc., Blackwells Capital LLC, Blackwells Onshore I, LLC, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy, Steven J. Pully, and Montgomery J. Bennett, Stefani Danielle Carter, Richard J. Stockton, Kenneth H. Fearn, Jr., Abteen Vaziri, Mary Candace Evans, Matthew D. Rinaldi, and Rebeca Odino-Johnson (together “the parties”), file this Joint Stipulation of Voluntary Dismissal and hereby stipulate and agree that all claims, counterclaims, and third party claims asserted by all parties shall be dismissed with prejudice. The parties have separately agreed to the allocation of costs and attorney fees.

Dated: _________, 2024	Respectfully submitted,

M. Scott Barnard
AKIN GUMP STRAUSS HAUER & FELD LLP	Texas Bar No. 24001690
Tabitha Kempf
Texas Bar No. 24139777

A-1

2300 N. Field Street	VINSON & ELKINS LLP
Ste. 1800
Dallas, TX 75201
Telephone: 214-969-4299	Robert Ritchie
Facsimile: 214-969-4343	Texas Bar No. 24079213
Email: sbarnard@akingump.com	K. Virginia Burke DeBeer
Email: tkempf@akingump.com	Texas Bar No. 24097437
2001 Ross Avenue
CADWALADER WICKERSHAM & TAFT LLP, Of Counsel	Dallas, TX 75201
Telephone: (214) 220-7823
Adam K. Magid (Admitted Pro Hac Vice)	Facsimile: (214) 999-7823
New York Bar No. 4652202	Email: rritchie@velaw.com
Samuel G. Mann (Admitted Pro Hac Vice)	Email: vdebeer@velaw.com
New York Bar No. 5233036
Sanders Keyes Gilmer (Admitted Pro Hac Vice)
D.C. Bar No. 90019265
200 Liberty Street
New York, NY 10281
Telephone: (212) 504-6000
Facsimile: (212) 406-6666
Email: adam.magid@cwt.com
Email: samuel.mann@cwt.com
Email: keyes.gilmer@cwt.com

Attorneys for Defendant/Counter Plaintiff/Third Party Plaintiff Blackwells Capital LLC and Defendants Blackwells Onshore I, LLC, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy, and Steven J. Pully

Attorneys for Plaintiff/Counter Defendant Braemar Hotels & Resorts Inc. and Third Party Defendants Montgomery J. Bennett, Stefani Danielle Carter, Richard J. Stockton, Kenneth H. Fearn, Jr., Abteen Vaziri, Mary Candace Evans, Matthew D. Rinaldi, and Rebeca Odino-Johnson

A-2

EXHIBIT B

B-1